SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - February 1, 2001
                                                          ----------------


                                 PALADYNE CORP.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-22969                     59-3562953
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


610 Crescent Executive Court, Suite 124, Lake Mary, FL             32746
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     (Address of principal executive offices)                    (zip code)


       Registrant's telephone number, including area code - (407) 333-2488
                                                            --------------


                                       N/A
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         (Former Name or Former Address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

     On February 1, 2001, E-com Acquisition Corp. ("Acquisition Sub"), a North Carolina corporation and a wholly-owned subsidiary of the registrant Paladyne Corp. ("Paladyne"), merged (the "Merger") with and into e-commerce support centers, inc., a North Carolina corporation ("ecom"), pursuant to an Agreement and Plan of Merger, dated as of December 21, 2000, as amended (collectively the "Merger Agreement"), among Paladyne, Acquisition Sub, and ecom. Upon the Merger, ecom became a wholly-owned subsidiary of Paladyne. ecom is a provider of electronic Customer Relationship Management (CRM) solutions as an outsourcing option to e-commerce companies from its call center in Jacksonville, NC.

     Merger Consideration
     --------------------

     The merger consideration (the "Merger Consideration") to the ecom shareholders consisted of shares of newly-created Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock"), Anti-Dilution Warrants and Performance Warrants (as discussed below) and the right to receive additional shares of Paladyne Common Stock in conjunction with future placements by Paladyne. Terrence J. Leifheit, the principal shareholder of ecom, and another ecom shareholder, delivered into escrow securities representing approximately 25% of the aggregate Merger Consideration as security for indemnification claims Paladyne may have under the Merger Agreement.

     Upon the Merger, Paladyne issued 4,100,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock votes on a two-for-one basis with the Common Stock on all matters, but with a separate vote on matters directly affecting such Series, mandatorily converts into two shares of Paladyne Common Stock immediately following stockholder approval (the "Stockholder Approval") of an increase in the number of authorized shares of Common Stock, will receive any dividends declared on an as-converted basis with the Common Stock and will have a liquidation preference of $5.00 per share. In the event the Stockholder Approval is not obtained by July 2, 2001 (which date may be extended by reason of delays in obtaining certain historical financial information of ecom), then the holders of the Series B Preferred Stock would have rights to designate directors who would comprise a majority of the Board of Directors and would have a 100% increase in their liquidation preference, until the Stockholder Approval is obtained.

     To protect against dilution to the former ecom shareholders upon exercise of outstanding pre-Merger Paladyne options and warrants (the "Present Options/Warrants"), Paladyne granted to them Anti-Dilution Warrants to purchase 4,000,000 shares of Paladyne Common Stock at an exercise price of $1.146 per share (subject to adjustment), vesting as to 0.6 of a share of Common Stock for each share of Common Stock issued upon the exercise of Present Options/Warrants, and expiring 30 days after the later of (i) termination or exercise of all Present Options/Warrants or (ii) notice from Paladyne as to the aggregate number of Present Options/Warrants that were exercised.

     To give the former ecom shareholders the opportunity to participate more directly in the future performance of Paladyne resulting from the acquired ecom business, Paladyne granted to them Performance Warrants to purchase 500,000 shares of Paladyne Common Stock at an exercise price of $1.146 per share (subject to adjustment), exercisable for five years and vesting in 100,000 share tranches for each $20 million of net revenue increases, above $50 million


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annually, achieved in either year or both of the two (2) year period ending
January 31, 2002 and 2003. For the purpose of these awards, the measurement will be on a trailing 12-month basis, and with an acceptable gross margin (20% or greater) for each tranche to qualify.

     In addition, upon Paladyne's sale of its securities, until Paladyne receives $6.5 million in cash, ecom shareholders will receive .95 of a share of Paladyne Common Stock for each whole share of Common Stock issued or issuable upon conversion, exercise, or exchange of derivative securities sold in such placements.

     Other Agreements
     ----------------

     Pursuant to a Registration Rights Agreement, Paladyne granted the ecom shareholders one demand right together with piggyback rights to register under the Securities Act of 1933 the Common Stock underlying the securities comprising the Merger Consideration. Paladyne would bear the related registration expenses and be subject to certain penalties should the demand registration not become effective within a prescribed time period.

     Mr. Leifheit and other Paladyne directors and executive officers agreed not to publicly sell any of their Paladyne securities for a period of two years from the February 1, 2001 closing date, excluding the sale by each person of up to 10% of his fully diluted holdings on an annual basis, pursuant to a Lock-Up Agreement.

     Management Changes
     ------------------

     At a Paladyne Board of Directors meeting held on February 1, 2001, following the closing of the Merger, the Board (i) authorized an increase in the number of directors to nine from seven (subject to a reduction back to seven as of February 15, 2001 when resignations of two current directors become effective) , (ii) elected Mr. Leifheit and William E. Willis Jr. to fill the newly created vacancies as Class II and Class I directors, respectively, (iii) elected as new officers Mr. Leifheit as President and Chief Operating Officer, Ronald L. Weindruch, who was President, became Executive Vice President, and Clifford A. Clark as Acting Chief Financial Officer, and (iv) added Mr. Willis to the Compensation Committee.

     Pursuant to the Merger Agreement, Paladyne and/or ecom has entered into Employment Agreements with Mr. Leifheit, Robert Hornbuckle, Jan Kaster, James Rapp and William Hadel, who were employees of ecom at the time of the Merger. The Company also entered into new Employment Agreements with Joseph H. Landis and Martin Bradley, who have been officers of Paladyne.

     The Merger Agreement provided that Paladyne would grant options to ecom employees for the purchase of an aggregate of 500,000 shares of Paladyne Common Stock under its 1999 Stock Option Plan. The Compensation Committee of the Board of Directors was authorized to grant those options upon receipt from former ecom management of a proposal regarding the ecom employees to whom the options should be granted. In addition, options for an aggregate of 400,000 shares of Common Stock were granted to the two new directors and to officers of Paladyne or ecom pursuant to employment agreements effective as of the Merger. The grant of these latter options is subject to Stockholder Approval of an increase in the number of shares of Common Stock under the Option Plan.


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     Gibralter Transactions
     ----------------------

     Immediately prior to the Merger, ecom purchased from Gibralter Publishing, Inc., a North Carolina corporation of which Mr. Leifheit is a principal shareholder ("Gibralter"), all of the tangible and intangible assets used in ecom's call center operations, subject to related liabilities, pursuant to an Option Agreement. Prior to the Merger, Gibralter had been operating the call center on behalf of ecom. The purchase price for these assets was $5 million which is payable by ecom pursuant to two promissory notes issued to Gibralter, by one note for $1,500,000, repayable in five monthly principal installments of $25,000 commencing March 1, 2001, with the balance due on August 31, 2001, and the second note for $3,500,000, repayable in equal quarterly principal payments through January 1, 2004. Both notes bear interest at 10% per annum, are secured by the purchased assets and are guaranteed by Paladyne.

     A portion of the assets used by ecom in its call center operations consists of equipment which is leased by Gibralter pursuant to various equipment leases. Pending the receipt by Gibralter of lessor consents to the assignments of these leases to ecom, and in accordance with an Equipment Use Agreement entered into by Gibralter and ecom, Gibralter has granted to ecom the right to possess and use the equipment and ecom has agreed to assume and pay to the lessors the payments to be made by Gibralter pursuant to the leases.

     Other Matters
     -------------

     Paladyne has agreed to call a meeting of stockholders for the purpose of obtaining Stockholder Approval to electing directors, increasing the number of authorized shares of Common Stock in order to have sufficient shares available for issuance upon conversion or exercise of the Merger Consideration, stock options and other corporate needs, and increasing the number of shares of Common Stock underlying the 1999 Stock Option Plan. In the event the stockholders meeting is not held by July 2, 2001 (which date may be extended), the holders of the Series B Preferred Stock would be entitled to certain additional rights, see "Merger Consideration" herein.

     The summary contained herein of certain terms of the Merger, the Merger Agreement, the Merger Consideration, the Gibralter documents, and any other agreements and actions described herein is qualified in its entirely by reference to such agreements, all of which are filed herewith.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          (1) The audited financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.

          (2) The unaudited financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.


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     (b)  Pro Forma Financial Information.
          -------------------------------

          The pro forma financial statements required by this item will be filed with an amendment to this Form 8-K within the specified time period.

     (c)  Exhibits.
          --------

          *All documents are dated as of February 1, 2001 unless otherwise indicated

          2.1 Certificate of Designation for Series B Preferred Stock filed in Delaware.

          2.2       Articles of Merger filed in North Carolina.

          4.1 Registration Rights Agreement among Paladyne and Mr. Leifheit individually and on behalf of the other ecom shareholders.

          4.2       Form of Anti-Dilution Warrant.

          4.3       Form of Parent Performance Warrant.

          10.1.1 Agreement and Plan of Merger, dated December 21, 2000, among Paladyne, Acquisition Sub and ecom (filed without exhibits).

          10.1.2 Amendment to Agreement and Plan of Merger, among Paladyne, Acquisition Sub and ecom (filed without exhibits).

          10.2 Indemnification Escrow Agreement among Paladyne, Mr. Leifheit, Clifford A. Clark and Thelen Reid & Priest LLP, as escrow agent.

          10.3      Form of Lock-Up Agreement.

          10.4.1 Gibralter Option Agreement, dated as of April 13, 2000, between Gibralter and ecom (filed without exhibits).

          10.4.2 First Amendment to Gibralter Option Agreement among ecom, Gibralter and Paladyne (filed without exhibits).

          10.4.3 Gibralter Assets Assignment among ecom and Gibralter (filed without exhibits).

          10.4.4 Promissory Note A from ecom to Gibralter in the principal amount of $1,500,000.

          10.4.5 Promissory Note B from ecom to Gibralter in the principal amount of $3,500,000.

          10.4.6 Gibralter Security Agreement among ecom and Gibralter (filed without exhibits).


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          10.4.7    Unconditional Guaranty Agreement, among ecom, Paladyne and
                    Gibralter.

          10.4.8 Gibralter Default and Assignment Agreement among ecom, Gibralter and Paladyne.

          10.4.9 Gibralter Secondary Operating Agreement among ecom and Gibralter (filed without exhibits).

          10.4.10 Gibralter Escrow Agreement among Gibralter, ecom, Paladyne and Kilpatrick Stockton LLP, as escrow agent.

          10.5 Gibralter Equipment Use Agreement among ecom, Gibralter and Paladyne (filed without exhibits).

          10.6      Gibralter Teleservices Agreement between Gibralter and ecom.

          10.7      Employment Agreement between Paladyne and Mr. Leifheit.

          10.8      Employment Agreement between Paladyne and Joseph Landis.

          99.1      Press Release regarding the Closing of the Merger.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PALADYNE CORP.
                                             --------------
                                              (Registrant)


Dated:  February 8, 2001                     By /s/ John D. Foster
                                                -------------------------------
                                                John D. Foster, Chairman and CEO


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